**RABOY SALES CORP.**
**PRINCIPAL AND REPRESENTATIVE AGREEMENT**

This agreement (hereinafter, "Agreement"). Made and executed on the dates set forth hereafter, is between Raboy Sales Corp. ( hereinafter, Representative). with its principal place of business located at 114 Radcliffe Street, Bristol PA. 19007 And FUEL DR., 4766 Park Granada ST #112, Calabasas, CA 91302

In consideration of the mutual covenants, the parties hereto AGREE AS FOLLOWS:

1. The Representative shall keep the Principal informed as to the general conditions, which pertain to or affect the sale of its products.

2. The Representative will make no representations, warranties of commitments binding the Principal with prior written consent, other than standard terms of sale.

3. The Representative shall act as the Principal's sales representative for the wholesale and retail sales, as defined in attachment "A", of all products of the Principal's manufacture. The Representative shall not be limited in its ability to represent other manufactures, so long as there is no competition between and among the Principal's products and other products the Representative represents.

4. The Representative is not an employee of the Principal and shall serve as an independent contractor and be responsible for paying all applicable social security, withholding, and all other employment taxes.

5. The Principal agrees to pay the Representative, as compensation for its services, a commission as outlined in attachment "B", on the net invoice amount of sales generated by the Representative. Net sales are defined as gross sales less returns. Any change in commission will be agreed upon in writing before shipment.

6. This contract can be terminated by either party, without cause, with thirty (60) days notification by certified mail or fax.

7. At the termination of the Agreement, a final accounting shall be made between the parties. At the termination of the Agreement, the Representative shall receive full commissions on all accepted orders that it is entitled to receive a commission for. After termination the representative will receive 50% of full commission for six months on all new accounts opened by representative.

8. The Representative agrees to selling the Principal's products based on published programs, any exceptions to the published programs must be in writing.

9. ~~The Principal agrees to furnish the Representative proof of Products Liability insurance, minimum amount of $1,000,000.00, naming the Representative as an additional insured.~~

10. This Agreement forms the entire understanding between the parties hereto. There shall be no change or modification of any of the terms of this Agreement unless it is amended in writing and consented to in writing by both parties hereto. The parties further agree to submit to the personal jurisdiction of the state and federal courts of the State of Pennsylvania to determine any legal disputes relating to this Agreement.

11. This Agreement shall be binding upon each of the parties hereto, their successors, assigns and successors in interest.

12. This Agreement has been negotiated in the State of Pennsylvania the parties intend that it be governed and construed in accordance with the laws of the state.

13. The parties hereto agree that this Agreement is executed in accordance with the intentions and that it was drafted in accordance with said intentions and that for purposes of construction of this Agreement, each party hereto is considered the drafter of the Agreement.

Executed this 21st day of October, 2010 at: Raboy Sales Corp.
114 Radcliffe Street
Bristol, PA 19007

Executed By: ______________________
Alan Cohen

Executed this 14th day of April 2010: at

Executed By: ______________________

## ATTACHMENT "A"

| | |
|---|---|
| TERRITORY ASSIGNED: | Specific Accounts in Areas represented by Raboy and Associates: |
| CLASSES OF TRADE: | Automotive, Specialty Accounts, Motorcycle, Truck stop Distributors, General Merchandise and Tool and Equipment customers, Utility Manufacturers; Federal, State, County, and Municipal Government Agencies. |
| APPROVED ACCOUNTS: | Pep Boys, DAS, Frank Millman Dist, Robert Elgart Dist., O'Reilly Automotive, Strauss Stores and any customers on Approved Customer List as Per Attached or later Added in Addendum |

**Representative:**

______________

**Principal:**

______________

**ATTACHMENT "B"**

**COMMISSIONS**

**5% OF NET SALES ON ALL PRICE LEVELS**
**(NET SALES DEFINED AS PURCHASES LESS RETURNS)**

**Representative:** ____________________

**Principal:** ____________________